Exhibit 21.1
COLONY CAPITAL, INC.
LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary Name	State or Jurisdiction of Formation
CDCF IV GP Holdco, LLC	Delaware
CDCF IV Holdco Subsidiary A, LLC	Delaware
CFI RE Holdco, LLC	Delaware
CIR III-1, REIT	Texas
CMP I Holdings-T, LLC	Delaware
CNI Advisor Holdings, LLC	Delaware
CNI NSAM Investments, LLC	Delaware
ColFin Cobalt GP, LLC	Delaware
ColFin Cobalt Partnership, L.P.	Delaware
ColFin Cobalt REIT, Inc.	Maryland
Colony Capital Advisors, LLC	Delaware
Colony Capital Investment Advisors, LLC	Delaware
Colony Capital Investment Holdco, LLC	Delaware
Colony Capital OP Subsidiary, LLC	Delaware
Colony Capital Operating Company, LLC	Delaware
Colony Capital US, LLC	Delaware
Colony Industrial Fund JV, L.P.	Delaware
HA Portfolio Holdings-T, LLC	Delaware
Healthcare GA Holdings, GP	Delaware
Healthcare GA Holdings-T, LLC	Delaware
Healthcare GA Limited Partner-T, LLC	Delaware
Healthcare GA Operating Partnership-T, LLC	Delaware
NorthStar Asset Management Group, LLC	Delaware
NorthStar Healthcare JV Holdings, LLC	Delaware
NorthStar Healthcare JV, LLC	Delaware
NorthStar Realty Healthcare, LLC	Delaware
NRF Holdco, LLC	Delaware
NRFC Healthcare Holding Company, LLC	Delaware

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